                                                                   EXHIBIT 99.8b

                               AGREEMENT BETWEEN

                         BROWN BROTHERS HARRIMAN & CO.

                                      AND

                  MERRILL LYNCH VARIABLE SERIES FUNDS, INC. -

                     DEVELOPING CAPITAL MARKETS FOCUS FUND

                              CUSTODIAN AGREEMENT



     AGREEMENT made this 10th day of July, 1996, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC.-DEVELOPING CAPITAL MARKETS FOCUS FUND (the "Fund") and Brown Brothers Harriman & Co. (the "Custodian").

     WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. The Fund hereby employs and appoints the Custodian as a custodian for the term and subject to the provisions of this Agreement. The Custodian shall not be under any duty or obligation to require the Fund to deliver to it any securities or funds owned by the Fund and shall have no responsibility or liability for or on account of securities or funds not so delivered. The Fund will deposit with the Custodian copies of the Certificate of Incorporation and By-Laws (or comparable documents) of the Fund and all amendments thereto, and copies of such votes and other proceedings of the Fund as may be necessary for or convenient to the Custodian in the performance of its duties.

     2. Except for securities and funds held by subcustodians appointed pursuant to the provisions of Section 3 hereof, the Custodian shall have and perform the following powers and duties:

     A. Safekeeping - To keep safely the securities of the Fund that have been
        -----------
delivered to the Custodian and from time to time to receive delivery of securities for safekeeping.

           B. Manner of Holding Securities - To hold securities of tbe Fund (1)
              ----------------------------
  by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (2) in book-entry form by a Securities System (as said term is defined in Section
  2S).

     C. Registered Name; Nominee - To hold registered securities of the
        ------------------------
  Fund (l) in the name or any nominee name of the Custodian or the Fund, or in the name or any nominee name of any agent appointed pursuant to Section 5E, or
  (2) in street certificate form, so-called, and in any case with or without any indication of fiduciary capacity.

     D. Purchases - Upon receipt of Proper Instructions, as defined in Section V
        ---------
on Page 14, insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of the Fund, payment being made only upon receipt of the securities (1) by the Custodian, or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by a Securities System. However, (i) in the case of repurchase agreements entered into by the Fund, the Custodian may release funds to a Securities System or to a Subcustodian prior to the receipt of advice from the Securities System or Subcustodian that the securities underlying such repurchase agreement have been transferred by book entry into the Account (as defined in Section 2S) of the Custodian maintained with such Securities System or Subcustodian, so long as such payment instructions to Securities System or Subcustodian include a requirement that delivery is only against payment of securities, and (ii) in the case of time deposits, call account, deposits, currency deposits, and other deposits, contracts or options pursuant to Sections 2K, 2L and 2M, the Custodian may make payment therefor without receiving an instrument evidencing said deposit so long as such payment inetructions detail specific securities to be acquired.

     E. Exchanges - Upon receipt of proper instructions, to exchange securities
        ---------
held by it for the account of the Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without such instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in Section 2C, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian and further provided custodian shall at the time of surrendering securities or instruments receive a receipt or other evidence of ownership thereof.

     F. Sales of Securities - Upon receipt of proper
        -------------------
instructions, to make delivery of securities which have been sold for the account of the Fund, but only against payment therefor (1) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, or
(2) by credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the account of the Custodian or an Agent of the Custodian with a Securities System.

     G. Depositary Receipts - Upon receipt of proper instructions, to instruct a
        -------------------
subcustodian appointed pursuant to Section 3 hereof (a "Subcustodian") or an agent of the Custodian appointed pursuant to Section 5E hereof (an "Agent") to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in Boston, Massachusetts, or at such other place as the Custodian may from time to time designate.

     Upon receipt of proper instructions, to surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to a Subcustodian or an Agent.

     H. Exercise of Rights; Tender Offers - Upon timely receipt of proper instructions, to deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and, upon receipt of proper instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian.

     I. Stock Dividends, Riqhts, Etc. - To receive and collect all stock dividends, rights and other items of like nature; and to deal with the same pursuant to proper instructions relative thereto.

     J. Borrowings - Upon receipt of proper instructions, to deliver securities of the Fund to lenders or their agents as collateral for borrowings effected by the Fund, provided that such borrowed money is payable to or upon the Custodian's order as Custodian for the Fund.

     K. Demand Deposit Bank Accounts - To open and operate an account or accounts in the name of the Fund on the Custodian's books subject only to draft or order by the Custodian. All funds received by the Custodian from or for the account of the Fund shall be deposited in said account(s). The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books shall be that of a U. S. bank for a similar deposit.

     If and when authorized by proper instructions, the Custodian may open and operate an additional account(s) in such other banks or trust companies as may be designated by the Fund in such instructions (any such bank or trust company so designated by the Fund being referred to hereafter as a "Banking Institution"), provided that such account(s) shall be in the name of the Custodian for account of the Fund and subject only to the Custodian's draft or order. Such accounts may be opened with Banking Institutions in the United States and in other countries and may be denominated in either U. S. Dollars or other currencies as the Fund may determine. All such deposits shall be deemed to be portfolio securities of the Fund and accordingly the responsibility of the Custodian therefore shall be the same as and neither lesser nor greater than the Custodian's responsibility in respect of other portfolio securities of the Fund.

L. Interest Bearing Call or Time Deposits - To place interest bearing fixed term and call deposits with such banks and in such amounts as the Fund may authorize pursuant to proper instructions. Such deposits may be placed with the Custodian or with Subcustodians or other Banking Institutions as the Fund may determine. Deposits may be denominated in U. S. Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of the Fund, appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution, and other appropriate details. Such deposits, other than those placed with the Custodian, shall be deemed portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in Section K of this agreement. The responsibility of the Custodian for such deposits accepted on the Custodian's books shall be that of a U. S. bank for a similar deposit.

     M. Foreign Exchange Transactions and Futures Contracts - Pursuant to proper
        ---------------------------------------------------
instructions, to enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund. Such transactions may be undertaken by the Custodian with such Banking Institutions, including the Custodian and Subcustodian(s) as principals, as approved and authorized by the Fund. Foreign exchange contracts and options other than those executed with the custodian, shall be deemed to be portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks as described in
Section 2-K of this agreement. Upon receipt of proper instructions, to receive and retain confirmations evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund; to deposit and maintain in a segregated account, for the benefit of any futures commission merchant or to pay to such futures commission merchant, assets designated by the fund as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, in accordance with the provisions of any agreement or agreements among any of the Fund, the Custodian and such futures commission merchant, designated to comply with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding such margin deposits; and to release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules.

     N. Stock Loans - Upon receipt of proper instructions to deliver securities
        -----------
of the Fund, in connection with loans of securities by the Fund, to the borrower thereof upon the receipt of the cash collateral, if any, for such borrowing. In the event

U.S. Government securities are to be used as collateral, the Custodian will not release the securities to be loaned until it has received confirmation that such collateral has been delivered to the Custodian. The Custodian and Fund understand that the timing of receipt of such confirmation will normally require that the delivery of securities to be loaned will be made one day after receipt of the U. S. Government collateral.

     O. Collections - To collect, receive and deposit in said account or
        -----------
accounts all income and other payments with respect to the securities held hereunder, and to execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund or in connection with transfer of securities, and pursuant to proper instructions to take such other actions with respect to collection or receipt of funds or transfer of securities which involve an investment decision.

     P. Dividends, Distributions and Redemptions - Upon receipt of proper
        ----------------------------------------
instructions from the Fund, or upon receipt of instructions from the Fund's shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of proper instructions from the Fund, or upon receipt of instructions from the Shareholder Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Agent a request for repurchase or redemption of their shares of capital stock of the Fund.

     Q. Proxies, Notices, Etc. - Promptly to deliver or mail to the Fund all
        ----------------------
forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by the Fund that are received by the Custodian, and upon receipt of proper instructions, to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

     R. Bills - Upon receipt of proper instructions from the Administrator, to
        -----
pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of the Fund.

     S. Deposit of Fund Assets in Securities Systems - The Custodian may deposit
        --------------------------------------------
and/or maintain securities owned by the Fund in (i) The Depository Trust Company, (ii) any book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart O, or (iii) any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Fund has previously approved in writing (each of the foregoing being referred to in this Agreement as a "Securities System"). Utilization of a Securities System shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1) The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Agents appointed by the Custodian (provided that any such agent shall be qualified to act as a custodian of the Fund pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Custodian or such Agent in the Securities System which shall not include any assets of the Custodian or Agent other than assets held as a fiduciary, custodian, or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

     3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall Transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian or an Agent as referred to above, and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

     4) The Custodian shall provide the Fund with any report obtained by the Custodian or any Agent as referred to above on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to the Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.

     5) At the written request of the Fund, the Custodian will terminate the use of any such Securities System on behalf of the Fund as promptly as practicable.

     T. Other Transfers - Upon receipt of Proper Instructions, to deliver securities, funds and other property of the Fund to a Subcustodian or another custodian of the Fund; and, upon receipt of proper instructions, to make such other disposition of securities, funds or other property of the Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement, provided that the instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.

     U. Investment Limitations - In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may assume unless and until notified in writing to the contrary that proper instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Certificate of Incorporation or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Directors of the Fund. The Custodian shall in no event be liable to the Fund and shall be indemnified by the Fund for any violation which occurs in the course of carrying out instructions given by the Fund of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to make expenditures, encumber securities, borrow or take similar actions affecting its portfolio.

     V. Proper Instructions - Proper instructions shall mean a tested telex from the Fund or a written request, direction, instruction or certification signed or initialled on behalf of the Fund by two or more persons as the Board of Directors of the Fund shall have from time to time authorized, provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Fund shall be signed by such person. Those persons authorized to give proper instructions may be identified by the Board of Directors by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give proper instructions on behalf of the Fund. Telephonic or other oral instructions given by any one of the above persons will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Oral instructions will be confirmed by tested telex or in writing in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions. The Fund authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Fund (including any of its officers, Directors, employees or agents) and will deliver to the Custodian a similar authorization from any investment manager or adviser or person or entity with similar reponsibilities which is authorized to give proper instructions on behalf of the Fund to the Custodian. Proper instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

     Proper instructions may include communications effected directly between electro-mechanical or electronic devices or systems, in addition to tested telex, provided that the Fund and the Custodian agree to the use of such device or system.

     3. Securities, funds and other property of the Fund may be held by subcustodians appointed pursuant to the provisions of this Section 3 (a "Subcustodian"). The Custodian may, at any time and from time to time, appoint any bank or trust company (meeting the requirements of a custodian or a foreign custodian under the Investment Company Act of 1940 and the rules and regulations thereunder) to act as a Subcustodian for the Fund, provided that the Fund shall have approved in writing (1) any such bank or trust company and the subcustodian agreement to be entered into between such bank or trust company and the Custodian, and (2) if the subcustodian is a bank organized under the laws of a country other than the United States, the holding of securities, cash and other property of the Fund in the country in which it is proposed to utilize the services of such subcustodian. Upon such approval by the Fund, the Custodian is authorized on behalf of the Fund to notify each Subcustodian of its appointment as such. The Custodian may, at any time in its discretion, remove any bank or trust company that has been appointed as a Subcustodian but will promptly notify the Fund of any such action.

     Those Subcustodians, their offices or branches which the Fund has approved to date are set forth on Appendix A hereto. Such Appendix shall be amended from time to time as Subcustodians, branches or offices are changed, added or deleted. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held at a location not listed on Appendix A, in order that there shall be sufficient time for the Fund to give the approval required by the preceding paragraph and for the Custodian to put the appropriate arrangements in place with such Subcustodian pursuant to such subcustodian agreement.

     Although the Fund does not intend to invest in a country before the foregoing procedures have been completed, in the event that an investment is made prior to approval, if practical, such security shall be removed to an approved location or if not practical such security shall be held by such agent as the Custodian may appoint. In such event, the Custodian shall be liable to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent and provided that the Custodian shall pursue its rights against such agent.

     In the event that any Subcustodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such Subcustodian to perform such obligations. In the event that the Custodian is unable to cause such Subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon the Fund's request terminate such Subcustodian and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this Section 3. At the election of the Fund, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused the Fund by such Subcustodian.

      At the written request of the Fund, the Custodian will terminate any subcustodian Appointed pursuant to the provisions of this Section 3 in accordance with the termination provisions under the applicable subcustodian agreement. The Custodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder except upon the prior written approval of the Fund.

     In the event the Custodian receives a claim from a Subcustodian under the indemnification provisions of any subcustodian agreement, the Custodian shall promptly give written notice to the Fund of such claim. No more than thirty days after written notice to the Fund of the Custodian's intention to make such payment, the Fund will reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian.

     4. The Custodian may assist generally in the preparation of reports to Fund shareholders and others, audits of accounts, and other ministerial matters of like nature.

     5. A. The Custodian shall not be liable for any action taken or omitted in reliance upon proper instructions believed by it to be genuine or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.

     The Chairman of the Board of the Fund shall certify to the Custodian the names, signatures and scope of authority of all persons authorized to give proper instructions or any other such notice, request, direction instruction, certificate or instrument on behalf of the Fund, the names and signatures of the officers of the Fund, the name and address of the Shareholder Servicing Agent, and any resolutions, votes, instructions or directions of the Fund's Board of Directors or shareholders. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

     The Custodian shall be entitled, at the expense of the Fund, (but only to the extent such expenses are reasonable) to receive and act upon advice of counsel (who may be counsel for the Fund) on all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     B. With respect to the portfolio securities, cash and other property of the Fund held by a Securities System, the Custodian shall be liable to the Fund only for any loss or damage to the Fund resulting from use of the Securities System if caused by any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System.

     C. The Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Subcustodian if such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct hereunder if such acts or omissions were those of the Custodian taken or omitted by the Custodian in the country in which the Subcustodian is operating. The Custodian shall also be liable to the Fund for its own negligence in transmitting any instructions received by it from the Fund and for its own negligence in connection with the delivery of any securities or funds held by it to any Subcustodian.

     D. Except as may otherwise be set forth in this Agreement with respect to particular matters, the Custodian shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable law. However, nothing herein shall exempt the Custodian from liability due to its own negligence or willful misconduct. The Fund agrees to indemnify and hold harmless the Custodian and its nominees from all claims and liabilities (including reasonable counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from its or its nominee's breach of the relevant standard of conduct set forth in this Agreement. Without limiting the foregoing indemnification obligation of the Fund, the Fund agrees to indemnify the Custodian and its nominees against any liability the Custodian or such nominee may incur by reason of taxes assessed to the Custodian or such nominee or other costs, liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Fund is registered in the name of the Custodian or such nominee.

     In order that the indemnification provisions contained in this Paragraph 5-C shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or hold the Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify the Custodian, and thereupon the Fund shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Paragraph 5-C. The Custodian shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Custodian except with the Fund's prior written consent.

  It is also understood that the Custodian shall not be liable for any loss involving any securities, currencies, deposits or other property of the Fund, whether maintained by it, a Subcustodian, an agent of the Custodian or a Subcustodian, a Securities System, or a Banking Institution, or a loss arising from a foreign currency transaction or contract, resulting from a Sovereign Risk. A "Sovereign Risk" shall mean nationalizaton, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or any other similar act or event beyond the Custodian's control.

  E. The Custodian shall be entitled to receive reimbursement from the Fund on demand, in the manner provided in Section 6, for its cash disbursements, expenses and charges (including the fees and expenses of any Subcustodian or any Agent) in connection with this Agreement, but excluding salaries and usual overhead expenses.

  F. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent (other than an Agent appointed pursuant to the third paragraph of Section 3) shall not relieve the Custodian of any of its responsibilities under this agreement.

  G. Upon request, the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

  6. The Fund shall pay the Custodian a custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and the Fund. Such fee, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 5D, shall be billed to the Fund in such a manner as to permit payment by a direct cash payment to the Custodian.

  7. This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than seventy five
(75) days
after the date of such delivery or mailing. In the event of termination the Custodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Sections 5D and 6, upon receipt by the Fund of a statement setting forth such fees and expenses.

  In the event of the appointment of a successor custodian, it is agreed that the funds and securities owned by the Fund and held by the Custodian or any Subcustodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

  8. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

  In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

  9. This instrument is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said Commonwealth.

  10. Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund in care of Merrill Lynch Asset Management, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536, Mailing address: Post Office Box 9011, Princeton, New Jersey 08543, Attention: Mr. Gerald M. Richard, Senior Vice President/Treasurer, or to such other address as the Fund may have designated to the Custodian in writing, or to the Custodian at 40 Water Street, Boston, Massachusetts 02109, Attention: Manager, Securities Department, or to such other address as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

  11. This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

  12. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.



MERRILL LYNCH VARIABLE SERIES
FUNDS, INC.-
DEVELOPING CAPITAL MARKETS
FOCUS FUND                             BROWN BROTHERS HARRIMAN & CO.



By  /s/ Gerald M. Richard              per/pro /s/ Stockley P. Towles
  ------------------------------               ------------------------------
  GERALD M. RICHARD, TREASURER                         Partner

                                               Stokley P. Towles, Partner

              AMENDMENT TO THE CUSTODIAN AGREEMENT

        AMENDMENT entered into as of this lOth day of July, 1996 to the Custodian Agreement between MERRILL LYNCH VARLABLE SERIES FUNDS, INC.- MERRILL LYNCH DEVELOPING CAPITAL MARKETS FOCUS FUND. (the "Fund") and BROWN BROTHERS HARRIMAN & CO. (the "Custodian") dated as of July 10, 1996 (the "Agreement").

        In consideration of the Custodian's offering custodial services to the Fund in Russia, the Fund and the Custodian agree that the Agreement is hereby amended as follows:

  1. Section 2.A, Safekeeping, is amended by the addition of the following at the end of said Section:

    "provided, however, that the Custodian's responsibility for safekeeping equity securities of Russian issuers ("Russian Equities") hereunder shall be limited to the safekeeping of relevant share extracts from the share registration books maintained by the entities providing share registration services to issuers of Russian Equities (each a "Registrar") indicating an investor's ownership of such securities (each a "Share Extract"). In the event the Fund purchases corporate debt instruments or other forms of securities other than those referred to herein, such instruments or other securities will be held in accordance with market practice or as otherwise agreed upon by the Fund and the Custodian."

  2. Section 2.C, Registered Name; Nominee, is amended by the addition of the following at the end of said Section:

         "However, with respect to Russian Equities, the Custodian shall instruct a Subcustodian to confirm that registration thereof shall be reflected on the books of the issuer's Registrar, subject to the following conditions, but shall in no event be liable for losses or costs incurred as a result of delays or failures in the registration process not caused by the negligence of the Custodian, Subcustodian, affiliated Russian Agent or

                                       l
other affiliate of the Custodian (it being understood that an affiliated entity as used herein shall mean an entity in which the Custodian or Russian Agent has majority ownership), including without limitation the inability to obtain or enforce relevant Share Extracts. Such registration may be in the name of a nominee of a Subcustodian. In the event registration is in the name of the Fund such entity hereby acknowledges that only the Subcustodian may give instructions to the Registrar to transfer or engage in other transactions involving the Russian Equities so registered.

  A Subcustodian may from time to time enter into contracts with Registrars with respect to the registration of Russian Equities ("Registrar Contracts"). Such Registrar Contracts may provide for (i) regular share confirmations by the Subcustodian, (ii) reregistrations within set timeframes, (iii) use of a Subcustodian's nominee name, (iv) direct access by auditors of the Subcustodian or its clients to share registers, and (v) specification of the Registrar's responsibilities and liabilities. The Custodian does not represent or warrant that such Registrar Contracts are enforceable.

  If the Fund instructs the Custodian to settle a purchase of a Russian Equity, the Custodian will instruct a Subcustodian to reregister the Russian Equity and obtain a Share Extract in a timely manner.

  After completion of reregistration of a Russian Equity in respect of which a Subcustodian has entered into a Registrar Contract, the Custodian shall instruct the Subcustodian to monitor such registrar and to notify the Custodian upon the Subcustodian's obtaining knowledge of the occurrence of any of the following events ("Registrar Events"): (i) a Registrar has eliminated a shareholder from the register or has altered registration records; (ii) a Registrar has refused to register securities in the name of a particular purchaser and the purchaser or seller has alleged that the Registrar's refusal to so register was unlawful;
(iii) a Registrar holds for its own account shares of an issuer for which it serves as Registrar; (iv) if a Registrar Contract is in effect with a Registrar, the Registrar notifies the Subcustodian that it will no longer be able materially to comply with the terms of the Registrar Contract; or (v) if a Registrar Contract is in effect with a Registrar, the Registrar has materially breached such Contract. The Custodian shall inform the Fund of the occurrence of a Registrar Event provided the Custodian has in fact received actual notice thereof from the Subcustodian.

  It shall be the responsibility of the Fund to contact the Custodian prior to executing any transaction in a Russian Equity to determine whether a Registrar Contract exists in respect of such issuer. The Custodian shall send to the Fund a list of issuers in respect of which a Registrar Contract has been executed and thereafter the Custodian shall notify the Fund promptly upon the execution of additional Registrar Contracts.

  If the Fund instructs the Custodian by Proper Instruction to settle a purchase of a Russian Equity in respect of which the Subcustodian has not entered into a Registrar Contract, then the Custodian shall instruct the Subcustodian to settle such transaction in accordance with the Proper Instruction and with the provisions of Section 2.D of this Agreement, notwithstanding the absence of any such Registrar Contract and without the Custodian being required to notify the Fund that no such Registrar Contract is then in effect, and it being understood that neither the Custodian nor the Subcustodian shall be required to follow the procedure set forth in the second preceding paragraph."

  3. Section 2.D, Purchases, is amended by the addition of the following at the
     ----------------------
end of said Section:

           "Without limiting the generality of the foregoing, the following provisions shall apply with respect to settlement of purchases of securities in Russia. Unless otherwise instructed by Proper Instructions acceptable to the Custodian, the Custodian shall only authorize a Subcustodian to make payment for purchases of Russian Equities upon receipt of the relevant Share Extract in respect of the Fund's purchases. With respect to securities other than Russian Equities, settlement of purchases shall be made in accordance with securities processing or settlement practices which the Custodian in its discretion determines to be a market practice. The Custodian shall only be responsible for securities purchased upon actual receipt of such securities at the premises of its Subcustodian, provided that the Custodian's responsibility for securities represented by Share Extracts shall be limited to the safekeeping of the relevant Share Extract upon actual receipt of such Share Extract at the premises of the Subcustodian."

  4. Section 2.E, Exchanges, is amended by inserting after the word "exchange"
     ----------------------
in the second line thereof, the following phrase:

  ", in accordance with the registration procedures described in Section 2.C of this Agreement,"

  5. Section 2.F, Sales of Securities, is amended by the addition of the
     --------------------------------
following at the end of said Section:

         "Without limiting the generality of the foregoing, the following provisions shall apply with respect to settlement of sales of securities in Russia. Unless otherwise expressly instructed by Proper Instructions acceptable to the Custodian, settlement of sales of securities shall be made in accordance with securities processing or settlement practices which the Custodian in its discretion determines to be a market practice. The Fund hereby expressly acknowledges that such market practice might require delivery of securities prior to receipt of payment and that the Fund bears the risk of payment in instances where delivery of securities is made prior to receipt of payment therefor in accordance with Proper Instructions received by the Custodian or pursuant to the Custodian's determination in its discretion that such delivery is in accordance with market practice. The Custodian shall not be responsible for any securities delivered from the premises of the Subcustodian from the time they leave such premises."

  6. Section 2.H, Exercise of Rights; Tender Offers, is amended by the addition
     ----------------------------------------------
of the following paragraph at the end of the present Section 2.H:
                                                     -----------

           With respect to Russia, upon timely receipt of Proper Instructions, the Custodian shall take any lawful action required by the terms of a rights offer, tender offer, put, call, merger, consolidation, reorganization or other corporate action affecting securities held on behalf of the Fund, provided however that the Custodian will not be held liable for any losses or costs incurred as a result of such actions or as a result of the Custodian's or Subcustodian's inability for reasons beyond its control to take the actions requested by such Proper Instructions."

  7. Section 2.I, Stock Dividends, Rights, Etc., is modified by the addition of
     -----------  -----------------------------
the following paragraph at the end of said Section:

          "With respect to Russian Equities, to request a Subcustodian to obtain a Share Extract with respect to all Russian Equities issued by reason of a stock dividend, bonus issue or other distribution resulting from a corporate action not requiring instructions from the shareholder of the security, provided that the Custodian shall not be responsible for its inability to obtain any such Share Extract or for the failure of a non-affiliated Registrar or non-affiliated Russian Agent (it being understood that non-affiliated as used herein shall mean less than majority ownership) or any agent thereof to record the Fund's ownership on the issuer's records."

  8. Section 3 is modified by the insertion of the following at the end of the
     ---------
first paragraph of said Section:

         "With respect to Russia, the Fund hereby expressly acknowledges that a Subcustodian for Russian securities may from time to time delegate any of its duties and responsibilities to a sub-subcustodian (collectively, "Russian Agent") in Russia, including without limitation Rosvneshtorgbank (also called Vneshtorgbank RF) ("VTB"). The Fund acknowledges that the rights of the Subcustodian against any such Russian Agent may consist only of a contractual claim against the Russian Agent. In the event of a loss of securities, which loss is not caused in whole or in significant part by the negligent act or omission of the Custodian or Subcustodian or an affiliate of the Custodian, held on behalf of the Fund through any Russian Agent whose use is required or customary by law or by market practice including without limitation the VTB, the Custodian shall be responsible to the Fund with respect to such losses to the extent it or the Subcustodian in fact recovers from the Russian Agent, provided that, notwithstanding the foregoing, the Custodian shall be responsible to the Fund to the extent provided herein for losses due to its own negligence or the negligence of the Subcustodian or that of an affiliate of the Custodian. In the event of such loss, the Custodian shall use, or shall cause the Subcustodian to use, reasonable care under the circumstances to seek recovery of such loss from the Russian Agent."

  9. Section 5.C is amended by the addition of the following paragraphs at the
     -----------
end of the present first paragraph of said Section:

          "With respect to securities issued by Russian issuers or settlement in Russia of securities transactions, reasonable care shall mean reasonable practices under the circumstances as measured by custodial practices among international financial institutions in Russia, and negligence as used herein shall mean the failure to exercise reasonable care as defined in this sentence. The Custodian shall in no event be liable for consequential or indirect losses or from loss of goodwill.

          "It is understood that no Registrar, whether or not any such Registrar has entered into a contract or other arrangement with a Subcustodian, is or shall be considered or deemed to be an agent of the Custodian or any Subcustodian, and accordingly neither the Custodian nor the Subcustodian shall be responsible for or liable to the Fund for the acts or omissions of any such non-affiliated Registrar."

    10. Section 5.C is amended by the addition of the following paragraph at the
        -----------
end of the present Section:

         "Notwithstanding the foregoing, the Custodian shall have no liability in respect of any loss, damage or expense suffered by the Fund or any shareholder of the Fund insofar as such loss, damage or expense arises from investment risk inherent in investing in capital markets or in holding assets in a particular country or jurisdiction, including without limitation, (i) political, legal, economic, settlement and custody infrastructure, and currency and exchange rate risks; (ii) investment and repatriation restrictions; (iii) a Fund's inability to protect and enforce any local legal rights including rights of title and beneficial ownership; (iv) corruption and crime in the local market; (v) unreliable information which emanates from the local market; (vi) volatility of banking and financial systems and infrastructure; (vii) bankruptcy and insolvency risks of any and all non-affiliated local banking agents, counterparties to cash and securities transactions or non-affiliated registrars or non-affiliated transfer agents; and (vii) risk of issuer insolvency or default.

  11. A new Section 5.H as follows is added of the last paragraph of the present
            -----------
Section 5.G:
-----------

           "H. It is also agreed that the Fund shall be responsible for preparation and filing of tax returns, reports and other documents on any activities it undertakes in Russia which are to be filed with any relevant governmental or other authority and for the payment of any taxes, levies, duties or similar liability the Fund incurs in respect of property held or sold in Russia or of payments or distributions received in respect thereof in Russia. Accordingly, the Fund hereby agrees to indemnify and hold harmless the Custodian from any loss, cost or expense resulting from the imposition or assessment of any such tax, duty, levy or liability or any expenses related thereto."

  12. A new Section 13, Risk Disclosure Acknowledgment, is added at the end of
            ----------  ------------------------------
the present Section 12:
            ----------

          "The Fund hereby acknowledges that it has received, has read and has understood the Custodian's Risk Disclosure Statement, a copy of which is attached hereto and is incorporated herein by reference. The Fund acknowledges that the Risk Disclosure Statement is not comprehensive. The parties hereto acknowledge that the Custodian's offering sub-custodial services in Russia is not intended to and shall not be construed to be a recommendation by the Custodian that investment in Russia is appropriate or inappropriate for the Fund or is consistent or inconsistent with legal or regulatory requirements pertaining to the establishment or administration of mutual funds, with the Fund's prospectus or constitutive documents or with the Fund's duties to shareholders."

  Except as amended above, all the provisions of the Agreement as heretofore in effect shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


MERRILL LYNCH VARIABLE
SERIES FUNDS, INC.-MERRILL LYNCH
DEVELOPING CAPITAL MARKETS FOCUS
FUND                                         BROWN BROTHERS HARRIMAN & CO.


/s/ Gerald M. Richard                        /s/ Stokley P. Towles
----------------------------------           ------------------------------
Name:  Gerald M. Richard                     Name:  Stokley P. Towles
Title: Treasurer                             Title: Partner

                           RISK DISCLOSURE STATEMENT

  In connection with your consideration of investment in Russia, we bring to your attention the following risks which, although they exist in many markets around the world, we believe deserve special consideration in Russia. This list is not comprehensive and is intended only to highlight some of the risks inherent in investing in Russia which appear to be greater than those in other established markets. These risks include, without limitation:

POLITICAL AND ECONOMIC RISKS
There is no history of stability in this market and no guarantee of future stability. The emerging nature of the Russian political system in its current democratic form leaves it more vulnerable to break down in the event of economic instability or popular unrest. The recent resurgence of the Communists and the beginnings of a trend away from privatization highlights the risk of a reversal of democratic reforms and reacquisition, nationalization or expropriation of foreign-owned assets. The dynamic nature of the political environment makes the future uncertain. The economic infrastructure is poor, and the country maintains a high level of external and internal debt. Tax regulations are ambiguous and unclear, and there is a risk of imposition of arbitrary or onerous taxes due to the lack of a fair and economically-rational tax regime.

COMMERCIAL AND CREDIT RISKS
Banks and other financial systems are not well developed or regulated, and as a result tend to be untested and have low credit ratings. Organized crime and corruption are a feature of the business environment, and bankruptcy and insolvency are commonplace as businesses are learning how to cope in new conditions. In terms of cash, securities and other investment transactions, the risk of broker, counterparty and other third party default is high. The same holds true for issuers, where the risk of default is high. Insurance is expensive and difficult to obtain in light of the volatility of the commercial environment.

LIQUIDITY RISKS
Foreign investment is affected by restrictions in terms of repatriation and convertibility of the currency. The ruble is only convertible internally, and the value of investments may be affected by fluctuations in available currency rates and exchange control regulations. The repatriation of profits may be restricted in some cases. For example, proceeds from the sale of some government bonds cannot be repatriated. Due to the undeveloped nature of the banking system, considerable delays can occur in transferring funds, converting rubles into other currencies and remitting funds out of Russia.

LEGAL AND REGULATORY RISKS
Russia's legal system is evolving and is not as developed as that of a western country. It is based on a civil code with no system of judicial precedents. The regulatory environment is sometimes uncertain since the total law can encompass the civil code, legislative laws, presidential decrees, and ministry resolutions. The code, laws, decrees, and resolutions ("Regulations") are promulgated at separate times and are not necessarily consistent. The issuance of Regulations does not always keep pace with market developments, thereby creating ambiguities and inconsistencies.

Regulations governing securities investment may not exist or may be interpreted and applied in an arbitrary or inconsistent manner. There may be a risk of conflict between the rules and regulations of the local, regional, and national governments. The concept of share ownership rights and controls may not be in place or be enforceable. The independence of the courts from economic, political, or national influence is basically untested and the courts and judges are not experienced in business and corporate law. Foreign investors cannot be guaranteed redress in a court of law for a breach of local laws, regulations or contracts.

The securities market regulatory body, the Federal Commission on Securities and Capital Markets, was established in 1995 and is responsible for overseeing market participants, including registrars. However, the monitoring of and enforcement of the obligations of registrar companies is difficult due to geographic dispersion and inconsistent interpretation and application of regulations.

OPERATIONAL RISKS
Shareholder Title to Securities: Shareholder risk is a major risk for equity investment in Russia. For example, shares are dematerialized and the only legal evidence of ownership is the shareholder's name entered in the register of the company. The concept of fiduciary duty on the part of companies' management is generally non-existent. Therefore, shareholders may suffer a dilution or loss of investment, due to arbitrary changes in the shareholder register, with little or no recourse or redress available. Local laws and regulations may not prohibit or restrict a company's management from materially changing the company's structure without the consent of shareholders. Legislation prohibiting insider trading activities is rudimentary.

Clearing and Settlement: Settlements in Russia are non-DVP. For equity settlements, the payments are usually handled offshore in USD after the shares are reregistered on the books of the company or its registrar. However, the only evidence of the registration is a company "extract" which is a photocopy of the appropriate page from the register reflecting the new shareholder's name. The extract does not have a legal basis for establishing ownership in the event of a loss.

For Ministry of Finance (MinFin) bond settlements, payments are made offshore in USD upon settlement of the bearer bonds at Vneshtorgbank's (VTB) office in Moscow. The bonds are transported between the local subcustodian and VTB. Therefore, the investor is exposed to transportation risk as the MinFins are bearer bonds and are not replaceable in the event they are lost, stolen, or destroyed.

Foreign investors can also invest in treasury issues with maturities greater than one year through the Moscow Interbank Currency Exchange (MICEX). These issues settle book-entry at MICEX in rubles only and at present, proceeds from MICEX instruments are not able to be repatriated.

Transparency: The rules regulating corporate governance may not exist or are underdeveloped and offer little protection to minority shareholders. Disclosure and reporting requirements are not to the expected level of most developed western nations. The accounting standards generally used in Russia are not international standards and in many cases may be a cash based, nonaccrual method of accounting. The quality, reliability, and availability of information on companies in Russia is lower than in most western markets.

  Because of these and other risks inherent in Russia, the custody services available in Russia are not of the same standard as those available in developed markets. As with all markets, the fund must consider and accept these risks when it decides to invest in the market. As you know, the risks associated with investing in emerging markets deserve special attention as they are considerably higher than those in more developed markets. This Risk Disclosure Statement should not be the sole source of information for risk with respect to the Russian market. We suggest that you review the market independently and consult with your own legal advisors.

                                       10th day of July 1996

Acknowledged:

MERRILL LYNCH VARIABLE SERIES FUNDS, INC.
              DEVELOPING CAPITAL MARKETS FOCUS FUND

/s/ Gerald M. Richard
-------------------------------------
Name:  Gerald M. Richard
Title: Treasurer